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                                                                    EXHIBIT 10.1

                               WARRANT AGREEMENT


         This Warrant Agreement (hereinafter the "Agreement") is entered into this 26th day of February, 2004, by and between Summit Energy Ventures, LLC ("Summit") and Power Efficiency Corporation ("PEC").

         WHEREAS, PEC issued a warrant to Summit which was included as Exhibit F to the Series A Convertible Preferred Stock Purchase Agreement dated June 14, 2002 and amended by the Certificate of Amendment of Warrant dated May 8, 2003 (hereinafter referred to, as amended, as the "Warrant");

         WHEREAS, on February 18, 2004, Summit gave notice to exercise the Warrant.

         WHEREAS, the number of shares of common stock Summit was entitled to upon the exercise of the warrant was 24,228,999.

         WHEREAS, the parties desire to modify the exercise of the warrant as provided for in this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, it is hereby covenanted and agreed as follows:

1. The parties hereto agree to consider the Warrant exercised as of the date of this Agreement. Summit hereby agrees to accept 21,938,709 shares of common stock as full and complete performance by PEC of its obligation to deliver to Summit the shares due Summit upon exercise of the Warrant.

2. Because of the reduction in shares, the parties agree that Summit is not obligated to provide PEC any additional consideration as payment for the 21,938,709 shares of common stock

3.       Representations. Summit represents to, and agrees with PEC that:

         a. Summit must bear the economic risk of ownership of the shares for an indefinite period of time since the shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or applicable state securities laws ("State Acts"), and, therefore, cannot be transferred or sold unless either they are subsequently registered under the Securities Act and applicable state laws, or an exemption from registration is available and a favorable opinion of counsel to that effect is obtained.

         b. Summit understands the risks of, and other considerations relating to, the shares.


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         c.       Summit is acquiring the shares for which it hereby subscribes as principal for its own account, and not (1) with a view to the resale or distribution of all or any part thereof, or (2) on behalf of another person.

         d. Summit consents to the placement of a legend on any certificate(s) evidencing the shares stating that such securities have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale thereof. Summit is aware that PEC will make a notation in its appropriate records with respect to the restrictions on the transferability of such securities.

4. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to conflict of laws principles.


                     [Signature page to immediately follow.]


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         IN WITNESS WHEREOF, the parties hereto have executed this Warrant
Agreement dated February 26, 2004.


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POWER EFFICIENCY CORPORATION,       SUMMIT ENERGY VENTURES,
a Delaware Corporation              LLC, a Delaware limited liability company

By: ___________________________
Name: Richard Koch                  By: Northwest Power Management, its manager
Title: President & CEO
                                     By: ______________________________
                                     Name: Steven Strasser
                                     Title: President

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